Exhibit 10.10

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this “Agreement”), dated as of June 8, 2001, between Mega Group, Inc., a New York corporation (“Mega”), with offices at 1730 Rhode Island Avenue, N.W., Suite 415, Washington, DC 20036, facsimile: (202) 296-9308, and Anthony W. Robinson, an individual and resident of Maryland (the “Optionee”), with an address at 8134 Scotts Level Road, Pikesville, MD 21208, facsimile: (202) 289-1701.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Grant of Stock Option.    Mega hereby grants to Optionee an irrevocable nonqualified stock option (the “Stock Option”) to purchase, on the terms and subject to the conditions hereof, for $0.50 per share (the “Exercise Price”) paid in cash, up to 100,000 fully paid and non-assessable shares (the “Option Shares”) of Mega’s common stock, par value $0.016 per share (the “Common Stock”).

2.  Exercise Period.    The Stock Option may be exercised, at any time and from time to time, from the date of this Agreement until 12:00 noon, Eastern Time, on (a) June 30, 2006 or (b) 30 days prior to the commencement of any registered public offering of Mega’s equity securities, whichever comes first (the “Expiration Date”). Mega shall give prompt notice to Optionee of its intention to file a registration statement covering equity securities to be offered and sold to the public and of the date on which any such offering is expected to commence. If not exercised by the Expiration Date, the Stock Option shall expire, and Optionee shall have no further rights under this Agreement.

3.  Manner of Exercise.    Optionee may exercise the Stock Option by giving Mega a notice (the “Stock Exercise Notice”) which specifies the number of Option Shares to be purchased (the “Shares”), the name or names in which a certificate for the Shares should be issued, the address to which the certificate should be mailed, and the shareholder’s tax identification number, accompanied by payment to Mega of the aggregate purchase price for the Shares.

4.  Adjustment upon Changes in Capitalization or Merger.    In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, reverse stock split, split-up, merger, consolidation, recapitalization, combination, conversion, exchange of shares, extraordinary or liquidating dividend, or similar transaction which would affect Optionee’s rights hereunder, the type and number of shares or securities purchasable upon the exercise of the Stock Option and the Exercise Price shall be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, as shall fully preserve the economic benefits provided hereunder to Optionee and the full satisfaction of Mega’s obligations hereunder.

5.  Securities Matters.    Optionee acknowledges, represents, and warrants for the benefit of Mega that:

(a)  The Shares will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or under the securities laws of any state or other jurisdiction, and any issuance and sale of the Shares to Optionee will be made in reliance upon exemptions from registration under Section 4(2) of the 1933 Act and Rule 506 thereunder and comparable provisions of state law.

(b)  Optionee is sophisticated, by business and investment experience, to expect, demand, and understand the kind of information about Mega that would ordinarily be set forth in a registration statement covering the Shares.

(c)  Optionee has had access, by business or family relationship with Mega, to such information and has carefully read all reports and other documents filed by Mega with the Securities and Exchange Commission (collectively, the “SEC Reports”). Optionee or Optionee’s professional advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Mega concerning Mega, and all such questions have been answered to the full satisfaction of Optionee or Optionee’s professional advisors.

(d)  Optionee will acquire any Shares for Optionee’s own account, for investment, and not with a view to resale or distribution, except in compliance with the 1933 Act. Optionee will not sell or otherwise transfer the Shares without registration under the 1933 Act or applicable state securities laws or an exemption therefrom. Only Mega may register the Shares, and Mega has no obligation to do so. Optionee has not offered or sold any portion of the Shares nor does Optionee have any present intention of dividing the Shares with others or of selling, distributing, or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the 1933 Act.

(e)  Optionee recognizes that an investment in the Shares involves substantial risks, including the risk of a loss of the entire amount of such investment.

(f)  In the absence of an effective registration statement under the 1933 Act covering the Shares, Optionee will not offer, sell, transfer, or otherwise dispose of the Shares without first obtaining either an opinion of counsel, reasonably satisfactory to Mega and its counsel, that the disposition may be made without registration of the Shares in question under the 1933 Act, or a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

(g)  In the event that Optionee, or anyone acting on Optionee’s behalf who shall be entitled to dispose of the Shares, decides to dispose of the Shares in the absence of an effective registration statement, as a condition to any such disposition Optionee shall first obtain, if required by Mega or its counsel, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings, and representations which are made hereby.

(h)  All legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of “no-action” letters in accordance with the provisions hereof shall be entirely the obligation and responsibility of Optionee and shall not be the responsibility of Mega, and Optionee will promptly pay and discharge the same.

(i)  All certificates for the Shares shall be stamped or otherwise endorsed with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 1933 ACT), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE OR THAT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS NOT OTHERWISE REQUIRED.

(j)  All acknowledgements, representations, and warranties made in this Section 5 shall remain true and correct at the time of any exercise of the Stock Option.

6.  Miscellaneous.

(a)  Amendments; Entire Agreement.    This Agreement may not be modified, amended, altered, or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

(b)  Notices.    All notices, requests, and other communications to either party hereunder shall be in writing (including facsimile or similar writing) and shall be given to the party at its address first above written or to such other address or facsimile number as either party may hereafter specify by giving notice as provided herein. Each such notice, request, or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

(c)  Expenses.    Each party hereto shall pay its own expenses incurred in connection with this Agreement.

(d)  Severability.    If any provision of this Agreement is held to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect.

(e)  Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia without regard to principles of conflicts of law. Any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the District of Columbia, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6(b) hereof shall be deemed effective service of process on such party.

(f)  Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)  Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(h)  Headings.    The section headings herein are for convenience only and shall not affect the construction hereof.

(i)  Survival.    All representations, warranties, and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Agreement on the dates set forth below but effective as of the day and year first above written.

MEGA GROUP, INC.

By:	/s/ JOHN H. BROWN
John H. Brown, Chairman and Chief Executive Officer

Date: October 11, 2002

By:	/s/ ANTHONY W. ROBINSON
Anthony W. Robinson

Date: October 11, 2002

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